Exhibit 4.3

Execution Version

HELMERICH & PAYNE, INC.

HELMERICH & PAYNE INTERNATIONAL DRILLING CO.

$500,000,000 4.65% Senior Notes due 2025

REGISTRATION RIGHTS AGREEMENT

December 20, 2018

CREDIT SUISSE SECURITIES (USA) LLC

11 Madison Avenue

New York, New York 10010

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

As Dealer Managers.

Ladies and Gentlemen:

Helmerich & Payne, Inc., a Delaware corporation (the “Company”) has made an offer (the “Offer”), upon the terms set forth in that certain dealer manager agreement, dated November 19, 2018 (the “Dealer Manager Agreement”), by and among the Company, Helmerich & Payne International Drilling Co., a Delaware corporation (“H&P Drilling Co.”), Credit Suisse Securities (USA) LLC, as the lead dealer manager (the “Lead Dealer Manager”), and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as the co-dealer managers (collectively with the Lead Dealer Manager, the “Dealer Managers”), to exchange any and all issued and outstanding 4.65% Senior Notes due 2025 issued by H&P Drilling Co. for (i) up to $500,000,000 aggregate principal amount of new 4.65% Senior Notes due 2025 issued by the Company (the “Notes”), with registration rights, and (ii) cash. Such issuance will be the initial placement of the Notes (the “Initial Placement”), and the Notes will be unconditionally guaranteed (the “Guarantee” and, together with the Notes, the “Securities”) on a senior basis by H&P Drilling Co. To satisfy a condition to the obligations of the Dealer Managers under the Dealer Manager Agreement, the Company and H&P Drilling Co. agree with the Dealer Managers for the benefit of the holders from time to time of the Securities (including the Dealer Managers) and the Exchange Securities (as defined herein) (each a “Holder” and, together, the “Holders”), as follows:

1.                                      Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Dealer Manager Agreement. As used in this Registration Rights Agreement (this “Agreement”), the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” of any specified Person shall have the same meaning as in Rule 405 of the Act.

“Agreement” shall have the meaning set forth in this Section 1.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble hereto.

“Dealer Managers” shall have the meaning set forth in the preamble hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” shall mean debt securities of the Company, guaranteed by H&P Drilling Co., identical in all material respects to the Notes (except that the Special Interest provisions and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture or the Exchange Securities Indenture.

“Exchange Offer Registration Period” shall mean the 180-day period following the effective date of the Exchange Offer Registration Statement, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, or such shorter period as will terminate when (i) all Exchange Securities held by Exchanging Dealers or the Dealer Managers have been sold pursuant thereto or (ii) Exchanging Dealers are no longer required to deliver a Prospectus in connection with market-making or other trading activities, whichever occurs first.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company and H&P Drilling Co. on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post- effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean debt securities of the Company and the Related Guarantees of H&P Drilling Co., identical in all material respects to the Securities (except that the Special Interest provisions and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture or the Exchange Securities Indenture.

“Exchange Securities Indenture” shall mean an indenture among the Company, H&P Drilling Co. and the Exchange Securities Trustee, identical in all material respects to the Indenture (except that the Special Interest provisions and the transfer restrictions shall be modified or eliminated, as appropriate).

“Exchange Securities Trustee” shall mean a bank or trust company reasonably satisfactory to the Dealer Managers, as trustee with respect to the Exchange Securities under the Exchange Securities Indenture.

“Exchanging Dealer” shall mean any Holder (which may include any of the Dealer Managers) that is a Broker-Dealer and elects to exchange for Exchange Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Act) prepared by or on behalf of the Company (or any of its agents or representatives) or used or referred to by the Company (or any of its agents or representatives) in connection with the sale of the Securities or the Exchange Securities.

“Guarantee” shall have the meaning set forth in the preamble hereto.

“H&P Drilling Co.” shall have the meaning set forth in the preamble hereto.

“Holder” and “Holders” shall have the meaning set forth in the preamble hereto.

“Indemnified Holder” shall have the meaning set forth in Section 7(a) hereof.

“Indemnified Person” shall have the meaning set forth in Section 7(d) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 7(d) hereof.

“Indenture” shall mean the Indenture, dated as of December 20, 2018, as amended and supplemented by the First Supplemental Indenture thereto, dated as of December 20, 2018, each among Company, H&P Drilling Co. and Wells Fargo Bank, National Association, as trustee, relating to the Securities, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Lead Dealer Manager” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 7(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Notes and/or Exchange Notes, as applicable, registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

“Notes” shall have the meaning set forth in the preamble hereto.

“Offer” shall have the meaning set forth in the preamble hereto.

“Person” shall mean a corporation, limited liability corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Registered Exchange Offer” shall mean the proposed offer by the Company to issue and deliver to the Holders of Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for such Securities, a like aggregate principal amount of the Exchange Notes and Related Guarantees.

“Registration Default” shall have the meaning set forth in Section 4 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Related Guarantees” shall mean the guarantees of H&P Drilling Co. to be issued under the Indenture or the Exchange Securities Indenture in respect of the Exchange Notes.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof. “Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and H&P Drilling Co. on an appropriate form, pursuant to the provisions of Section 3 hereof, which covers some or all of the Securities and/or Exchange Securities, as applicable, providing for sales of such Securities or Exchange Securities, as applicable, on a delayed or continuous basis pursuant to Rule 415 under the Act, or any similar rule that may be adopted by the Commission, any amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Special Interest” shall have the meaning set forth in Section 4 hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder and any successor act, rules and regulations.

“Trustee” shall mean the trustee with respect to the Securities and Exchange Securities under the Indenture.

“Underwriter” shall mean any underwriter of Securities or Exchange Securities in connection with an offering thereof under a Registration Statement.

2.                                      Registered Exchange Offer.

(a)                                 Except as set forth in Section 3 below, the Company and H&P Drilling Co. shall prepare, at their cost, and shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company and H&P Drilling Co. shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Act not later than September 16, 2019.

(b)                                 Upon the effectiveness of the Exchange Offer Registration Statement, the Company and H&P Drilling Co. shall promptly commence the Registered Exchange Offer.

(c)                                  In connection with the Registered Exchange Offer, the Company and H&P Drilling Co. shall:

(i)                                     mail or otherwise furnish in accordance with Commission rules to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  commence and use commercially reasonable efforts to complete the Registered Exchange Offer promptly, but no later than October 16, 2019, and hold the Registered Exchange Offer open for not less than 20 Business Days after the date the Company or H&P Drilling Co. mails notice of the Registered Exchange Offer to the Holders;

(iii)                               use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Securities by Exchanging Dealers or the Dealer Managers during the Exchange Offer Registration Period;

(iv)                              utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee, the Exchange Securities Trustee or an Affiliate of either of them;

(v)                                 permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open; and

(vi)                              comply in all material respects with all applicable laws.

(d)                                 As soon as practicable after the close of the Registered Exchange Offer, the Company and H&P Drilling Co. shall:

(i)                                     accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)                                  deliver to the Trustee for cancellation in accordance with Section 5(r) hereof all Notes so accepted for exchange; and

(iii)                               cause the Trustee or Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Securities a principal amount of Exchange Notes equal to the principal amount of the Notes of such Holder so accepted for exchange.

(e)                                  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Securities (i) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (ii) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and H&P Drilling Co. that, at the time of the consummation of the Registered Exchange Offer:

(i)                                     any Exchange Securities received by such Holder will be acquired in the ordinary course of business;

(ii)                                  such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act;

(iii)                               such Holder is not an Affiliate of the Company or H&P Drilling Co. or if it is an Affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Act to the extent applicable;

(iv)                              if such Holder is not a Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities; and

(v)                                 if such Holder is a Broker-Dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a Prospectus in connection with any resale of such Exchange Securities.

3.                                      Shelf Registration.

(a)                                 If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Exchange Offer Registration Statement is not declared effective by September 16, 2019, or the Registered Exchange Offer is not consummated by October 16, 2019; (iii) a Dealer Manager determines upon advice of its counsel that a Shelf Registration Statement must be filed in connection with any public offering or sale of Securities that are not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; or (iv) any Holder (other than the Dealer Managers) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Securities in the Registered Exchange Offer other than by reason of such Holder being an Affiliate of the Company (it being understood that the requirement that a participating Broker-Dealer deliver the Prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Securities shall not result in such Exchange Securities being not “freely tradeable”), but solely with respect to Securities held by such Holder, and in each case contemplated by this clause (iv), such Holder notified the Company and H&P Drilling Co. prior to the 20th Business Day following the completion of the Registered Exchange Offer, the Company and H&P Drilling Co. shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b)                                 If required pursuant to subsection (a) above,

(i)                                     the Company and H&P Drilling Co., at their cost, shall as promptly as practicable, but in no event later than 90 days after such obligation to file arises, file with the Commission and use commercially reasonable efforts to cause to become effective under the Act as soon as practicable, but in no event later than 120 days after such obligation to file arises, a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than the Dealer Managers) shall be entitled to have the Securities or Exchange Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder;

and provided further, that with respect to Exchange Securities received by the Dealer Managers in exchange for Securities constituting any portion of an unsold allotment, the Company and H&P Drilling Co. may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement;

(ii)                                  the Company and H&P Drilling Co. shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders until the earliest of (A) the time when all of the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without limitation by non-Affiliates of the Company under clause (d) of Rule 144, (B) the date on which all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (C) one year from the date the Shelf Registration Statement is declared effective by the Commission (in any such case, such period being called the “Shelf Registration Period”); it being understood that the Company and H&P Drilling Co. shall be deemed not to have used commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if they voluntarily take any action that would result in Holders of Securities or Exchange Securities covered thereby not being able to offer and sell such Securities or Exchange Securities during that period, unless (A) such action is required by applicable law or (B) such action is taken by the Company and H&P Drilling Co. in good faith and for valid business reasons (not including avoidance of the Company’s and H&P Drilling Co.’s obligations hereunder), including, but not limited to, the acquisition or divestiture of assets, so long as the Company and H&P Drilling Co. promptly thereafter comply with the requirements of Section 5(k) hereof, if applicable; and

(iii)                               the Company and H&P Drilling Co. shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.                                      Special Interest. If (a) any Registration Statement required to be filed pursuant to Section 2 or 3 of this Agreement is not declared effective within the timeframe required by this Agreement, (b) the Registered Exchange Offer is not completed by October 16, 2019, or (c) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has become effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Securities or Exchange Securities in accordance with and during the periods specified in this Agreement (each such event referred to in clauses (a), (b) and (c) of this Section 4, a “Registration Default”), then, as liquidated damages, interest (“Special Interest”) will accrue on the principal amount of the Securities and the Exchange Securities (in addition to the stated interest on the Securities and Exchange Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum; provided, however, that (i) upon the effectiveness of the Registration Statement (in the case of clause (a) above), (ii) upon the consummation of the Registered Exchange Offer (in the case of clause (b) above) or (iii) upon reinstatement of the effectiveness or the resumption of the ability to use the Exchange Offer Registration Statement or the Shelf Registration Statement that had ceased to be effective or usable (in the case of clause (c) above), Special Interest on the Securities as a result of such clause shall cease to accrue.

All obligations of the Company and H&P Drilling Co. set forth in the preceding paragraph that are outstanding with respect to any Security at the time such Security is exchanged for an Exchange Security shall survive until such time as all such obligations with respect to such Security have been satisfied in full.

5.                                      Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a)                                 The Company and H&P Drilling Co. shall:

(i)                                     furnish to the Dealer Managers, not less than five Business Days prior to the filing thereof with the Commission, a draft copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Dealer Managers reasonably propose;

(ii)                                  include the information to the effect of that set forth in:

(A)                               Annex A and Annex B hereto in the forepart of the Prospectus contained in the Exchange Offer Registration Statement,

(B)                               Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and

(C)                               Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii)                               if requested by the Dealer Managers, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv)                              in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities or Exchange Securities, as applicable, pursuant to the Shelf Registration Statement as selling security holders.

(b)                                 The Company and H&P Drilling Co. shall ensure that:

(i)                                     any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

(ii)                                  any Registration Statement and any amendment thereto does not, when it becomes effective (within the meaning of Rule 430B under the Act), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Company and H&P Drilling Co. shall advise the Dealer Managers, the Holders of Securities or Exchange Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company and H&P Drilling Co. a telephone or facsimile number and address for notices, and, if requested by the Dealer Managers or any such Holder or Exchanging Dealer shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and H&P Drilling Co. shall have remedied the basis for such suspension):

(i)                                     when a Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by the Company and H&P Drilling Co. of any notification with respect to the suspension of the qualification of the Securities or Exchange Securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)                                 The Company and H&P Drilling Co. shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the Securities or Exchange Securities therein for sale in any jurisdiction at the earliest possible time.

(e)                                  The Company and H&P Drilling Co. shall furnish to each Holder of Securities or Exchange Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).

(f)                                   The Company and H&P Drilling Co. shall, during the Shelf Registration Period, furnish to each Holder of Securities or Exchange Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company and H&P Drilling Co. consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities or Exchange Securities in connection with the offering and sale of the Securities or Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)                                  The Company and H&P Drilling Co. shall furnish to each Exchanging Dealer or Dealer Manager that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h)                                 The Company and H&P Drilling Co. shall promptly deliver to the Dealer Managers, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Company and H&P Drilling Co. consent to the use of the Prospectus or any amendment or supplement thereto by the Dealer Managers, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)                                     Prior to the Registered Exchange Offer or any other offering of Securities or Exchange Securities pursuant to any Registration Statement, the Company and H&P Drilling Co. shall arrange, if necessary, for the qualification of the Securities or the Exchange Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall the Company and H&P Drilling Co. be obligated to qualify to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to service of process in suits or to taxation, other than those arising out of the Initial Placement, the Registered

Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where they are not then so subject.

(j)                                    The Company and H&P Drilling Co. shall cooperate with the Holders of Securities and Exchange Securities to facilitate the timely preparation and delivery of certificates representing Securities or Exchange Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations (to the extent permitted under the Indenture) and registered in such names as Holders may request.

(k)                                 Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company and H&P Drilling Co. shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Dealer Managers or Exchanging Dealers, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 hereof and the Shelf Registration Statement provided for in Section 3(b) hereof shall each be extended by the number of days from and including the date of the giving of a notice of suspension, pursuant to subsection (c) above, to and including the date when the Dealer Managers, the Holders of the Securities or Exchange Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 5(k).

(l)                                     Not later than the effective date of any Registration Statement, the Company and H&P Drilling Co. shall provide a CUSIP number for the Securities or the Exchange Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or Exchange Securities, in a form eligible for deposit with The Depository Trust Company.

(m)                             The Company and H&P Drilling Co. shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

(n)                                 The Company and H&P Drilling Co. shall cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

(o)                                 The Company and H&P Drilling Co. may require each Holder of Securities or Exchange Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company and H&P Drilling Co. such information regarding the Holder and the distribution of such Securities as the Company and H&P Drilling Co. may from time to time reasonably require for inclusion in such Registration Statement. The Company and H&P Drilling Co. may exclude from such Shelf Registration Statement the Securities or Exchange Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request, and, for the avoidance of doubt, the exclusion of such Holder shall not impact the cessation of the accrual of Special Interest under Section 4 with respect to such Holder. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish to the Company and H&P Drilling Co. all information with respect to such Holder necessary to make any information previously furnished to the Company or H&P Drilling Co. by such Holder not materially misleading.

(p)                                 In the case of any Shelf Registration Statement, the Company and H&P Drilling Co. shall enter into such agreements and take all other appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Securities or Exchange Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7 hereof).

(q)                                 In the case of any Shelf Registration Statement, the Company and H&P Drilling Co. shall use commercially reasonable efforts to:

(i)                                     (A) make reasonably available for inspection by the Holders of Securities or Exchange Securities to be registered thereunder, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such Underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, H&P Drilling Co. and their subsidiaries and (B) cause the Company’s and H&P Drilling Co.’s officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company or H&P Drilling Co., in good faith, as confidential at the time of inspection or delivery of such information shall be kept confidential by the Holders or any such Underwriter, attorney, accountant or agent, unless such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company or H&P Drilling Co., as applicable, prompt prior written notice of such requirement), or such person is otherwise required by law to disclose such information or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(ii)                                  make such representations and warranties to the Holders of Securities or Exchange Securities registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to Underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Dealer Manager Agreement;

(iii)                               obtain opinions of counsel to the Company and H&P Drilling Co. and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

(iv)                              obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company and H&P Drilling Co. (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or H&P Drilling Co. or of any business acquired by the Company or H&P Drilling Co. for which financial statements and financial data are required to be, included in the Registration Statement), addressed to each selling Holder of Securities or Exchange Securities registered thereunder and the Underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and

(v)                                 deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with subsection (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or H&P Drilling Co.

(vi)                              The actions set forth in clauses (ii), (iii), (iv) and (v) of this subsection shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r)                                    If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities, the Company shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the Exchange Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(s)                                   If any Broker-Dealer shall underwrite any Securities or Exchange Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Fair Practice and the By-Laws of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such Securities or Exchange Securities or as an Underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, will assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

(i)                                     if such Rules or By-Laws shall so require, engaging a “qualified independent underwriter” (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities or Exchange Securities;

(ii)                                  indemnifying any such qualified independent underwriter to the extent of the indemnification of Underwriters provided in Section 7 hereof; and

(iii)                               providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

(t)                                    The Company and H&P Drilling Co. shall use commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Securities, as the case may be, covered by a Registration Statement.

6.                                      Registration Expenses. The Company and H&P Drilling Co. shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 5 hereof, excluding any underwriting or brokerage fees, discounts or commissions, pursuant to this Agreement, and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of not more than one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, but excluding fees and expenses of counsel to the Dealer Managers, all agency fees and commissions, underwriting discounts and commissions and transfer taxes attributable to the sale or disposition of Securities by a Holder.

7.                                      Indemnification and Contribution.

(a)                                 The Company and H&P Drilling Co. agree, jointly and severally, to indemnify and hold harmless (i) the Dealer Managers, (ii) each Holder of Securities or Exchange Securities, as the case may be, covered by any Registration Statement (including with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer), (iii) each Person, if any, who controls (within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act) any of the foregoing (any of the Persons referred to in this clause (iii) being hereinafter referred to as a “controlling person”), and (iv) the respective officers, directors, partners, employees, representatives and agents of the Dealer Managers, such Holders (including predecessor Holders) or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Holder”), from and against any and all losses, claims, damages, and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) (collectively “Losses”) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus, Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Indemnified Holder furnished to the Company or H&P Drilling Co. in writing by such Indemnified Holder expressly for use therein.

(b)                                 Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and H&P Drilling Co., each of their respective directors and officers and each Person who controls the Company or H&P Drilling Co. within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and H&P Drilling Co. to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company or H&P Drilling Co. in writing by such Holder expressly for use in any Registration Statement, preliminary Prospectus or Prospectus, or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)                                  Each of the Dealer Managers, severally and not jointly, agrees to indemnify and hold harmless the Company and H&P Drilling Co., each of their respective directors and officers and each Person who controls the Company or H&P Drilling Co. within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and H&P Drilling Co. to the Dealer Managers, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Dealer Managers furnished to the Company or H&P Drilling Co. in writing by the Dealer Managers expressly for use in any Registration Statement, preliminary Prospectus or Prospectus, or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which the Dealer Managers may otherwise have.

(d)                                 If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such Person (the “Indemnified Person”) shall promptly notify the Person or Persons against whom such indemnity may be sought (each an “Indemnifying Person”) in writing (but the omission so to notify the Indemnifying Person shall not relieve it from any liability which it may have to any Indemnified Person unless the Indemnifying Person is actually prejudiced by such omission), and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnifying Person shall be able to participate in such proceeding and, to the extent that it so elects, jointly with any other similarly situated Indemnifying Person, to assume the defense thereof. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Majority Holders, any such separate firm for the Company, its directors, respective officers and such control Persons of the Company shall be designated in writing by the Company and any such separate firm for H&P Drilling Co., its directors, respective officers and such control Persons of H&P Drilling Co. shall be designated in writing by H&P Drilling Co. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                  If the indemnification provided for in the first, second and third paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand pursuant to the Dealer Manager Agreement or from the offering of the Securities or Exchange Securities pursuant to any Registration Statement which resulted in such losses, claims, damages or liabilities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and H&P Drilling Co. on the one hand and any Indemnified Holder on the other shall be deemed to be in the same proportion as the total net proceeds from the Initial Placement received by the Company and H&P Drilling Co. bear to the total net proceeds received by such Indemnified Holder from sales of Securities or Exchange Securities giving rise to such obligations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or H&P Drilling Co. or such Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)                                   Each of the Company, H&P Drilling Co. and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Holder of any Securities or Exchange Securities be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Security or Exchange Security pursuant to a Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(g)                                  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(h)                                 The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company or H&P Drilling Co., their respective officers or directors or any other Person controlling either the Company or H&P Drilling Co. and (iii) acceptance of and payment for any of the Securities or Exchange Securities.

8.                                      Underwritten Registrations.

(a)                                 If any of the Securities or Exchange Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably satisfactory to the Company and H&P Drilling Co.

(b)                                 No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person’s Securities or Exchange Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.                                      No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

10.                               Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the

Company has obtained the written consent of the Majority Holders of the Securities (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of the Exchange Securities); provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Dealer Managers hereunder, the Company shall obtain the written consent of the Dealer Managers. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or Exchange Securities, as the case may be, being sold rather than registered under such Registration Statement.

11.                               Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier, facsimile or electronic transmission:

(a)                                 if to a Holder, at the most current address of such Holder set forth on the records of the registrar under the Indenture and the stock ledger of the Company;

(b)                                 if to the Dealer Managers:

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

As Dealer Managers

c/o

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Registration Department

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: David Miller

(c)                                  if to the Company:

Helmerich & Payne, Inc.

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

Attention: General Counsel

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, TX 75201

Attention: David Emmons

Jeremy L. Moore

(d)                                 if to H&P Drilling Co.:

Helmerich & Payne International Drilling Co.

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

Attention: General Counsel

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, TX 75201

Attention: David Emmons

Jeremy L. Moore

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile.

The Dealer Managers, the Company or H&P Drilling Co., by notice to the other parties, may designate additional or different addresses for subsequent notices or communications.

12.                               Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or H&P Drilling Co. thereto, subsequent Holders of Securities or Exchange Securities. The Company and H&P Drilling Co. hereby agree to extend the benefits of this Agreement to any Holder of Securities and the Exchange Securities, and any

such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13.                               Counterparts. This Agreement may be executed (including by facsimile) in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14.                               Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

15.                               Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

16.                               Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17.                               Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

18.                               No Fiduciary Duty. The Company and H&P Drilling Co. hereby acknowledge that (a) the Dealer Managers are acting as principal and not as an agent or fiduciary of the Company or H&P Drilling Co. and (b) the Company’s engagement of the Dealer Managers in connection with the offering and the process leading up to the offering pursuant to the Dealer Manager Agreement is as independent contractors and not in any other capacity. Furthermore, the Company and H&P Drilling Co. agree that they are solely responsible for making their own judgments in connection with the offering, the Registered Exchange Offer or a Shelf Registration (irrespective of whether any of the Dealer Managers advised or is currently advising the Company or H&P Drilling Co. on related or other matters). The Company and H&P Drilling Co. agree that they will not claim that the Dealer Managers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or H&P Drilling Co., in connection with such transaction or the process leading thereto.

[Remainder of This Page is Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, H&P Drilling Co. and you.

Very truly yours,

HELMERICH & PAYNE, INC.

By:	/s/ Mark W. Smith
Name:	Mark W. Smith
Title:	Vice President and Chief Financial Officer

HELMERICH & PAYNE
INTERNATIONAL DRILLING CO.

By:	/s/ Mark W. Smith
Name:	Mark W. Smith
Title:	Vice President and Treasurer

Signature Page to Registration Rights Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Kashif Malik
Name:	Kashif Malik
Title:	Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Adnan Riaz
Name:	Adnan Riaz
Title:	Executive Director

As Dealer Managers

Signature Page to Registration Rights Agreement

ANNEX A

Each Broker-Dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Act in connection with any offer, resale, or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Act in connection with any resale of the new notes.

Furthermore, any Broker-Dealer that acquired any of its old notes directly from us:

•                                          may not rely on the applicable interpretation of the staff of the Commission’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and

•                                          must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Act relating to any resale transaction. See “Plan of Distribution” and “The Exchange Offer —Purpose and Effect of Exchange Offer Registration Rights.”

Annex A

ANNEX B

(a)                                 Each Broker-Dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Act in connection with any offer, resale or other transfer of such new notes, including information with respect to any selling holder required by the Act in connection with the resale of the new notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which Broker-Dealers are required by law to deliver such prospectus), we will make this prospectus available to any Broker-Dealer for use in connection with any such resale. See “Plan of Distribution.”

Annex B

ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives Exchange Securities for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the effective date of the registration statement of which this prospectus is a part and ending on the close of business 180 days after such date or such shorter period as will terminate when all Exchange Securities held by Exchanging Dealers or Dealer Managers have been sold pursuant hereto (or for such shorter period during which Broker-Dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until [ • ], 201[ • ], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Securities by Broker-Dealers. Exchange Securities received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer and/or the purchasers of any such Exchange Securities. Any Broker-Dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any Broker-Dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

Furthermore, any Broker-Dealer that acquired any of the old notes directly from us:

•                                          may not rely on the applicable interpretation of the staff of the Commission’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and

•                                          must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Act relating to any resale transaction.

Annex C-1

For a period of 180 days after the effective date of the registration statement of which this prospectus is a part or such shorter period as will terminate when all Exchange Securities held by Exchanging Dealers or Dealer Managers have been sold pursuant hereto (or for such shorter period during which Broker-Dealers are required by law to deliver such prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Broker-Dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

Annex C-2

ANNEX D

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a Broker-Dealer, the undersigned represents that it is acquiring the Exchange Securities in the ordinary course of its business, that it has no arrangement or understanding with any Person to participate in a distribution of the Exchange Securities and that it is not an affiliate of the Company as such terms are interpreted by the Commission. If the undersigned is a Broker-Dealer, then it has a prospectus delivery requirement with respect to resales of the Exchange Securities and the Commission has taken the position that Broker-Dealers may fulfill their prospectus delivery requirements with respect to resales of the Exchange Securities (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the Exchange Offer Registration Statement relating to such Exchange Securities.

Annex D